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                          AGREEMENT AND PLAN OF MERGER
                                      AMONG
                                PAXAR CORPORATION
                           RIBBON MANUFACTURING, INC.
                                       AND
                      INTERNATIONAL IMAGING MATERIALS, INC.





                            DATED AS OF JULY 15, 1997


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                                TABLE OF CONTENTS


ARTICLE I

         THE MERGER..............................................................................................     2
         SECTION 1.1           The Merger........................................................................     2
         SECTION 1.2           Effective Time....................................................................     2
         SECTION 1.3           Effect of the Merger..............................................................     2
         SECTION 1.4           Certificate of Incorporation and By-Laws..........................................     2
         SECTION 1.5           Directors and Officers............................................................     3
         SECTION 1.6           Effect on Capital Stock...........................................................     3
         SECTION 1.7           Exchange of Certificates.  .......................................................     5
         SECTION 1.8           Stock Transfer Books..............................................................     7
         SECTION 1.9           No Further Ownership Rights in Company Common Stock...............................     7
         SECTION 1.10          Lost, Stolen or Destroyed Certificates............................................     8
         SECTION 1.11          Tax and Accounting Consequences...................................................     8
         SECTION 1.12          Taking of Necessary Action; Further Action........................................     8

ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................     8
         SECTION 2.1           Organization and Qualification; Subsidiaries......................................     8
         SECTION 2.2           Certificate of Incorporation and By-Laws..........................................     9
         SECTION 2.3           Capitalization....................................................................     9
         SECTION 2.4           Authority Relative to this Agreement..............................................    10
         SECTION 2.5           No Conflict; Required Filings and Consents........................................    10
         SECTION 2.6           Compliance; Permits...............................................................    11
         SECTION 2.7           SEC Filings; Financial Statements.................................................    12
         SECTION 2.8           Absence of Certain Changes or Events..............................................    12
         SECTION 2.9           No Undisclosed Liabilities........................................................    13
         SECTION 2.10          Absence of Litigation.............................................................    13
         SECTION 2.11          Employment Agreements; Change in Control Payments.................................    14
         SECTION 2.12          Employee Benefit Plans. Except as set forth in Section 2.12
                               of the Company Disclosure Schedule, the Company has no ...........................    14
         SECTION 2.13          Labor Matters.....................................................................    15
         SECTION 2.14          Registration Statement; Joint Proxy Statement/Prospectus..........................    15
         SECTION 2.15          Title to Property.................................................................    16
         SECTION 2.16          Taxes.............................................................................    16
         SECTION 2.17          Environmental Matters.............................................................    17
         SECTION 2.18          Intellectual Property.............................................................    18

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
         SECTION 2.19          Certain Distribution Agreements...................................................    19
         SECTION 2.20          Interested Party Transactions.....................................................    19
         SECTION 2.21          Insurance.........................................................................    19
         SECTION 2.22          Pooling Matters...................................................................    19
         SECTION 2.23          Opinion of Financial Advisor......................................................    19
         SECTION 2.24          Brokers...........................................................................    19

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF
         PARENT AND MERGER SUB...................................................................................    20
         SECTION 3.1           Organization and Qualification; Subsidiaries......................................    20
         SECTION 3.2           Certificates of Incorporation and By-Laws.........................................    20
         SECTION 3.3           Capitalization....................................................................    20
         SECTION 3.4           Authority Relative to this Agreement..............................................    21
         SECTION 3.5           No Conflict, Required Filings and Consents........................................    22
         SECTION 3.6           Compliance; Permits...............................................................    23
         SECTION 3.7           SEC Filings;  Financial Statements................................................    23
         SECTION 3.7A          SEC Filings;  Financial Statements - Monarch......................................    24
         SECTION 3.8           Absence of Certain Changes or Events..............................................    24
         SECTION 3.9           No Undisclosed Liabilities........................................................    25
         SECTION 3.10          Absence of Litigation.............................................................    26
         SECTION 3.11          Labor Matters.....................................................................    26
         SECTION 3.12          Registration Statement; Joint Proxy Statement/Prospectus..........................    26
         SECTION 3.13          Title to Property.................................................................    27
         SECTION 3.14          Taxes.............................................................................    27
         SECTION 3.15          Environmental Matters.............................................................    28
         SECTION 3.16          Intellectual Property; Domestic...................................................    28
         SECTION 3.16A         Intellectual Property; Foreign....................................................    29
         SECTION 3.17          Certain Distribution Agreements...................................................    30
         SECTION 3.18          Interested Party Transactions.....................................................    30
         SECTION 3.19          Insurance.........................................................................    30
         SECTION 3.20          Pooling Matters...................................................................    30
         SECTION 3.21          Opinion of Financial Advisor......................................................    30
         SECTION 3.22          Brokers...........................................................................    30

ARTICLE IV

         CONDUCT OF BUSINESS PENDING THE MERGER..................................................................    31
         SECTION 4.1           Conduct of Business by the Company Pending the Merger.............................    31
         SECTION 4.2           No Solicitation...................................................................    33
         SECTION 4.3           Conduct of Business by Parent Pending the Merger..................................    34


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
ARTICLE V

         ADDITIONAL AGREEMENTS...................................................................................    35
         SECTION 5.1           HSR Act; Etc......................................................................    35
         SECTION 5.2           Joint Proxy Statement/Prospectus; Registration Statement..........................    35
         SECTION 5.3           Stockholders Meetings.............................................................    35
         SECTION 5.4           Access to Information; Confidentiality............................................    36
         SECTION 5.5           Consents; Approvals...............................................................    36
         SECTION 5.6           Agreements with Respect to Affiliates.............................................    36
         SECTION 5.7           Indemnification and Insurance.....................................................    37
         SECTION 5.8           Employment and Benefit Matters....................................................    38
         SECTION 5.9           Notification of Certain Matters...................................................    38
         SECTION 5.10          Further Action/Tax Treatment......................................................    38
         SECTION 5.11          Public Announcements..............................................................    38
         SECTION 5.12          Conveyance Taxes..................................................................    39
         SECTION 5.13          Accountants' Letters..............................................................    39
         SECTION 5.14          Pooling Accounting Treatment......................................................    39
         SECTION 5.15          Company Listing...................................................................    39
         SECTION 5.16          Listing of Parent Shares..........................................................    39
         SECTION 5.17          Guarantee of Merger Sub Obligations...............................................    39

ARTICLE VI

         CONDITIONS TO THE MERGER................................................................................    40
         SECTION 6.1           Conditions to Obligation of Each Party to Effect the Merger.......................    40
         SECTION 6.2           Additional Conditions to Obligations of Parent and Merger Sub.....................    41
         SECTION 6.3           Additional Conditions to Obligation of the Company................................    42

ARTICLE VII

         TERMINATION.............................................................................................    42
         SECTION 7.1           Termination.......................................................................    42
         SECTION 7.2           Effect of Termination.............................................................    44
         SECTION 7.3           Fees and Expenses.................................................................    44

ARTICLE VIII

         GENERAL PROVISIONS......................................................................................    46
         SECTION 8.1           Effectiveness of Representations, Warranties and
                               Agreements, Etc...................................................................    46
         SECTION 8.2           Notices...........................................................................    46
         SECTION 8.3           Certain Definitions...............................................................    47
         SECTION 8.4           Amendment.........................................................................    48

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
         SECTION 8.5           Waiver............................................................................    48
         SECTION 8.6           Headings..........................................................................    49
         SECTION 8.7           Severability......................................................................    49
         SECTION 8.8           Entire Agreement..................................................................    49
         SECTION 8.9           Assignment........................................................................    49
         SECTION 8.10          Parties in Interest...............................................................    49
         SECTION 8.11          Failure or Indulgence Not Waiver; Remedies Cumulative.............................    49
         SECTION 8.12          Governing Law.....................................................................    49
         SECTION 8.13          Counterparts......................................................................    50
         SECTION 8.14          Consent to Jurisdiction...........................................................    50



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                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of July 15, 1997 (this "AGREEMENT"), among PAXAR CORPORATION, a New York corporation ("PARENT"), RIBBON MANUFACTURING, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and INTERNATIONAL IMAGING MATERIALS, INC., a Delaware corporation (the "COMPANY").

                                   WITNESSETH:

                  WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions set forth herein;

                  WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "MERGER") of Merger Sub with and into the Company in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), and upon the terms and subject to the conditions set forth herein;

                  WHEREAS, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368 (a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder; and

                  WHEREAS, pursuant to the Merger, each outstanding share (a "SHARE") of the Company's common stock, $.01 par value (the "COMPANY COMMON STOCK"), shall be converted into the right to receive Common Stock, $.10 par value, of Parent ("PARENT COMMON STOCK"), upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:


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                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.1 The Merger.

                  (a) Effective Time. At the Effective Time (as defined in
Section 1.2), and subject to and upon the terms and conditions of this Agreement and the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

                  (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York, unless another date, time or place is agreed to in writing by the parties hereto.

                  SECTION 1.2 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the DGCL (the "CERTIFICATE OF MERGER"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the time of such filing being the "EFFECTIVE TIME").

                  SECTION 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  SECTION 1.4 Certificate of Incorporation and By-Laws.

                  (a) Certificate of Incorporation. The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such Certificate of Incorporation.

                  (b) By-Laws. The By-Laws of the Company, as in effect immediately prior to the

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Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

                  SECTION 1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                  SECTION 1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

                  (a) Conversion of Securities. Each Share issued and outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 1.6(b)) shall be converted, subject to Section 1.6(g), into the right to receive that number of validly issued, fully paid and nonassessable shares of Parent Common Stock(the "PARENT SHARES") equal to the "Exchange Ratio" (as defined below). The "Exchange Ratio" shall be determined by dividing $24.00 by the "Parent Average Price" (as defined below), rounded to three decimal places; provided, however, that the Exchange Ratio shall not be less than 1.200 nor more than 1.412. The "Parent Average Price" means the average closing price on the New York Stock Exchange of Parent Common Stock (as reported in the New York Stock Exchange Composite Transactions reporting system as published in The Wall Street Journal or, if not published therein, in another authoritative source) for the 20 consecutive trading days ending with the second trading day immediately preceding the Effective Time.

                  (b) Cancellation. Each Share held in the treasury of the Company immediately prior to the Effective Time shall cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

                  (c) Stock Options.

                         (i) Each outstanding option to purchase Company Common
                  Stock (a "STOCK OPTION") granted under any of (A) the Company's 1993 Outside Director Stock Option and Restricted Stock Plan, (B) the Company's 1990 Incentive Plan and (C) the Company's 1984 Stock Plan (collectively, the "COMPANY STOCK OPTION PLANS"), whether vested or unvested, shall be deemed assumed by Parent and deemed to constitute a fully vested option to acquire, on terms and conditions no less favorable as were applicable under such Stock Option prior to the Effective Time, the number (rounded to the nearest whole number) of Parent Shares as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such

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                  holder exercised such Stock Option in full immediately prior to the Effective Time (not taking into account whether or not such Stock Option was in fact exercisable), at a price per share equal to (x) the aggregate exercise price for Company Common Stock otherwise deemed purchasable pursuant to such Stock Option divided by (y) the number of Parent Shares deemed purchasable pursuant to such Stock Option; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of the qualification under any of
                  Section 422-424 of the Code ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code, subject to the terms and conditions of the relevant governing instruments.

                         (ii) As soon as practicable after the Effective Time,
                  Parent shall deliver to each holder of an outstanding Stock Option an appropriate notice setting forth such holder's rights pursuant thereto, and such Stock Option shall continue in effect on the same terms and conditions (including antidilution provisions).

                         (iii) Parent shall take all corporate action necessary
                  to reserve for issuance a sufficient number of Parent Shares for delivery pursuant to the terms set forth in this Section 1.6(c).

                         (iv) Subject to any applicable limitations under the
                  Securities Act of 1933, as amended, and the rules and regulations thereunder (the "SECURITIES ACT"), Parent shall either (A) file a Registration Statement on Form S-8 (or any successor form), effective as of the Effective Time, with respect to the shares of Parent Common Stock issuable upon exercise of the Stock Options ("the OPTION SHARES"), or (B) file any necessary amendments to the Company's previously filed Registration Statement(s) on Form S-8 in order that Parent will be deemed a "successor registrant" thereunder, and in either event, Parent shall maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses relating thereto) with respect to the Option Shares for so long as Parent shall maintain the effectiveness of any registration statements on Form S-8 with respect to any shares of the Parent's Common Stock issuable under the Parent's stock option plans.

                  (d) Warrants.

                         (1) Each outstanding warrant to purchase Company Common Stock (a "WARRANT"), shall be deemed assumed by Parent and deemed to constitute a warrant to acquire, on terms and conditions no less favorable as were applicable under such Warrant prior to the Effective Time, the number (rounded to the nearest whole number) of Parent Shares as the holder of such Warrant would

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                                have been entitled to receive pursuant to the
                                Merger had such holder exercised such Warrant in full immediately prior to the Effective Time at a price per share equal to (x) the aggregate exercise price for Company Common Stock otherwise purchasable pursuant to such Warrant divided by (y) the number of Parent Shares deemed purchasable pursuant to such Warrant.

                         (2) As soon as practicable after the Effective Time, Parent shall deliver to each holder of an outstanding Warrant an appropriate notice setting forth such holder's rights pursuant thereto, and such Warrant shall continue in effect on the same terms and conditions (including antidilution provisions).

                         (3) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Shares for delivery pursuant to the terms set forth in this Section 1.6(d).

                  (e) Capital Stock of Merger Sub. Each share of common stock, $.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $.01 par value, of the Surviving Corporation.

                  (f) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities exchangeable for or convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

                  (g) Fractional Shares. No certificates or scrip representing less than one Parent Share shall be issued upon the surrender for exchange of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES"). In lieu of any such fractional share, each holder of Shares who would otherwise have been entitled to a fraction of a Parent Share upon surrender of Certificates for exchange shall be paid upon such surrender cash equal to the product of (i) such fraction, multiplied by (ii) the closing price per share on the New York Stock Exchange of Parent Common Stock as reported in the Eastern Edition of the Wall Street Journal on the trading date prior to the date on which the Effective Time occurs.

                  SECTION 1.7 Exchange of Certificates.

                  (a) Exchange Agent. At or prior to the Effective Time, Parent shall supply, or shall cause to be supplied, to or for the account of ChaseMellon Shareholder Services, Inc., or such other bank or trust company designated by Parent and reasonably satisfactory to the Company (the "EXCHANGE AGENT"), in trust for the benefit of the holders of Company Common Stock, for

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exchange in accordance with this Section 1.7, through the Exchange Agent, certificates evidencing Parent Shares issuable pursuant to Section 1.6 in exchange for outstanding Shares. Parent agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares and any dividends and distributions.

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify), and (ii) instructions to effect the surrender of the Certificates in exchange for certificates evidencing Parent Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole Parent Shares which such holder has the right to receive in accordance with the Exchange Ratio in respect of the Shares formerly evidenced by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 1.7(c), and (C) cash in respect of any fractional share as provided in Section 1.6(g), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company as of the Effective Time, the Parent Shares, dividends and distributions with respect thereto, and cash in lieu of any fractional share to which such holder would otherwise have been entitled may be issued and paid in accordance with this
Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.7(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Shares will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends and subject to Section 1.6(g), to evidence only the ownership of the number of full Parent Shares into which such Shares shall have been so converted and no rights in any shares of the Company's Common Stock.

                  (c) Distributions With Respect to Unexchanged Parent Shares. No dividends or other distributions declared or made with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to Parent Shares such holder is entitled to receive until such holder shall surrender such Certificate. Subject to applicable law and the provisions of Section 1.7(e), following the surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Parent Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Shares.

                  (d) Transfers of Ownership. If any certificate for Parent Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will

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
be a condition to the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Parent Shares in any name other than that of the registered holder of the Certificate so surrendered, or have established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                  (e) No Liability. At any time following one year after the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to Parent any certificates evidencing Parent Shares, any dividends and distributions with respect thereto, and any cash in lieu of any fractional shares, which had been made available to the Exchange Agent by or on behalf of Parent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to Parent only as general creditors thereof with respect to such certificates, dividends and distributions and cash issuable or payable upon due surrender of their Certificates. Notwithstanding the foregoing, neither Parent, Merger Sub nor the Company shall be liable to any holder of Shares for any Parent Shares, or dividends or distributions with respect thereto, or cash in lieu of any fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (f) Withholding Rights. Parent or the Exchange Agent shall be entitled to deduct and withhold from any dividends or distributions with respect to Parent Shares or any cash in lieu of any fractional shares otherwise payable pursuant to Section 1.7(c) and Section 1.6(g), respectively, to any holder of Shares such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

                  SECTION 1.8 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Shares thereafter on the records of the Company.

                  SECTION 1.9 No Further Ownership Rights in Company Common Stock. The Parent Shares, any dividends and distributions with respect thereto, and any cash in lieu of any fractional shares delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Shares, holders of the Shares shall have no further ownership rights in Company Common Stock after the Effective Time, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

                  SECTION 1.10 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue and pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and delivery of bond in such sum as Parent or the Exchange Agent may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed, such Parent Shares, any dividends and distributions with respect thereto, and any cash in lieu of any fractional shares as may be required pursuant to this Agreement.

                  SECTION 1.11 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

                  SECTION 1.12 Taking of Necessary Action; Further Action. Each of Parent, Merger Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Parent and Merger Sub as follows:

                  SECTION 2.1 Organization and Qualification; Subsidiaries. Each of the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("APPROVALS") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority or Approvals does not have a Material Adverse Effect (as defined below). Each of the Company and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not have a Material Adverse Effect. Except as set forth in Section 2.1 of the written disclosure schedule delivered on or prior to the date hereof by the Company to Parent that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II (the "COMPANY DISCLOSURE SCHEDULE"), substantially all of the business and operations of the Company and its subsidiaries are conducted through, and substantially all of the properties and assets of the Company and its subsidiaries are owned by, the Company and its subsidiaries. When used in connection with the Company or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be, the term "MATERIAL ADVERSE EFFECT" means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of such change, effect or circumstance,
(i) is materially adverse to the business, assets (including intangible assets), financial condition, results of operations or prospects of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, in each case taken as a whole, or (ii) delays or prevents the consummation of the transactions contemplated hereby.

                  SECTION 2.2 Certificate of Incorporation and By-Laws. The Company has heretofore furnished to Parent complete and correct copies of the Company's Certificate of Incorporation and By-Laws and those of each of its subsidiaries, as most recently restated and subsequently amended to date.

                  SECTION 2.3 Capitalization. The authorized capital stock of the Company consists of (i) 20,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of preferred stock, $.01 par value per share, none of which is issued and outstanding and none of which is held in treasury. As of July 1, 1997
(i) 8,311,486 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of Company Common Stock were held in treasury, (ii) no shares of Company Common Stock were held by subsidiaries of the Company, and (iii) 1,800,110 shares of Company Common Stock were reserved for future issuance pursuant to outstanding stock options granted or that may be granted under the Company Stock Option Plans, the Company's employee stock purchase plan and the Warrants. Except as set forth in this Section 2.3 or in Section 2.3 or Section 2.12 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. No holder of shares of Company Common Stock having piggyback registration rights will have the right to include such shares for registration in the Registration Statement (as defined in Section 3.12 hereof). Except as disclosed in Section
2.3 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution, guaranty or otherwise) in any such subsidiary or any other entity. Except as set forth in Section 2.3 of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and not issued in violation of any preemptive rights, and all such shares are owned by the Company or a subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever (collectively, "LIENS").

                  SECTION 2.4 Authority Relative to this Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the requisite corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the adoption of this Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL and the Company's Certificate of Incorporation and By-Laws). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, as applicable, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, arrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including, without limitation, court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including, without limitation, specific performance and injunctive relief, and
(iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

                  SECTION 2.5 No Conflict; Required Filings and Consents.

                  (a) Section 2.5(a) of the Company Disclosure Schedule lists each material agreement, contract or other instrument (including all amendments thereto) to which the Company or any of its subsidiaries is a party or by which any of them is bound and which would be required pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "EXCHANGE ACT") to be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K. The Company has made available to Parent on or prior to the date hereof true, correct and complete copies in all material respects of each such agreement, contract, instrument and amendment.

                  (b) Except as disclosed in Section 2.5(b) of the Company Disclosure Schedule, (i) neither the Company nor any of its subsidiaries has breached, is in default under, or has received written notice of any breach of or default under, any of the agreements, contracts or other instruments referred to in Section 2.5(a), (ii) to the knowledge of the Company, no other party to any of the agreements, contracts or other instruments referred to in Section 2.5(a) has breached or is in default of any of its obligations thereunder, and
(iii) each of the agreements, contracts and other instruments referred to in
Section 2.5(a) is in full force and effect, except in each case for breaches, defaults or failures to be in full force and effect that do not have a Material Adverse Effect.

                  (c) Except as set forth in Section 2.5(c) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not,
(i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company, (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "LAWS") applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses
(ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that do not have a Material Adverse Effect.

                  (d) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws ("BLUE SKY LAWS"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the legal requirements of any foreign jurisdiction requiring notification in connection with the Merger and the transactions contemplated hereby and the filing and recordation of appropriate merger or other documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, either (A) would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement, or (B) do not have a Material Adverse Effect.

                  SECTION 2.6 Compliance; Permits.

                  (a) Except as disclosed in Section 2.6(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except, in each case, for any such conflicts, defaults or violations which do not have a Material Adverse Effect.

                  (b) Except as disclosed in Section 2.6(b) of the Company Disclosure Schedule, the Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole as it is now being conducted (collectively, the "COMPANY PERMITS"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply does not have a Material Adverse Effect.


                  SECTION 2.7 SEC Filings; Financial Statements.

                  (a) The Company has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (the "SEC") and has made available to Parent copies of (i) its Annual Report on Form 10-K for the fiscal year ended March 31, 1997, (ii) all other reports or registration statements filed by the Company with the SEC since March 31, 1994, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) since March 31, 1994, and (iv) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC pursuant to the requirements of the Securities Act or the Exchange Act ((i)-(iv) collectively, the "COMPANY SEC REPORTS"). Except as disclosed in
Section 2.7 of the Company Disclosure Schedule, the Company SEC Reports (i) were prepared as to form in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a subsequent filing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows and stockholders equity for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

                  SECTION 2.8 Absence of Certain Changes or Events. Except as set forth in Section 2.8(i) through Section 2.8(xii) of the Company Disclosure Schedule, since March 31, 1997, the Company has conducted its business in the ordinary course and there has not occurred: (i) any Material Adverse Effect;
(ii) any amendments or changes in the Certificate of Incorporation or By-

Laws of the Company or similar organizational documents of its subsidiaries;
(iii) any damage to, destruction or loss of any material asset of the Company or any of its subsidiaries (whether or not covered by insurance); (iv) any material change by the Company in its accounting methods, principles or practices; (v) any material revaluation by the Company of any of its or any of its subsidiaries' assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (vi) any sale, pledge, disposition of or encumbrance upon any assets of the Company or any of its subsidiaries (except (A) sales of assets in the ordinary course of business, (B) dispositions of obsolete or worthless assets, and (C) sales of immaterial assets not in excess of $250,000 in the aggregate; (vii) any dividend or distribution with respect to or any redemption or repurchase of any capital stock of the Company; (viii) cancellation or notice of cancellation or surrender of any policy of insurance (which has not been cured by payment of the premium, purchase of an equivalent policy, or otherwise) relating to or affecting the Company's assets; (ix) any payment, discharge or satisfaction of any claim, lien, obligation, encumbrance or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due, matured or unmatured, liquidated or unliquidated, other than claims, liens, encumbrances or liabilities (A) that are reflected or reserved against in the Financial Statements or (B) that were incurred and paid, discharged or satisfied since such date in the ordinary course of business consistent with past practices; (x) any default on any material claim, liability or obligation; (xi) any prepayment, advance or other deposit made by customers of the Company with respect to products or services contracted for but not provided as of the date hereof or any other unearned income other than prepayments, advances or deposits consistent with past practices; or (xii) there has been no increase by more than $10,000 in the compensation of any of the Company's officers or employees who earn more than $100,000 annually or loans made by the Company to any of its stockholders, directors, officers or employees.

                  SECTION 2.9 No Undisclosed Liabilities. Except as is disclosed in Section 2.9 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (i) in the aggregate adequately provided for in the Company's balance sheet (including any related notes thereto) as of March 31, 1997, included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 (the "1997 COMPANY BALANCE SHEET"), (ii) incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected on the 1997 Company Balance Sheet, (iii) incurred since March 31, 1997, in the ordinary course of business, (iv) incurred in connection with this Agreement, or (v) which do not have a Material Adverse Effect.

                  SECTION 2.10 Absence of Litigation. Set forth in Section 2.10 of the Company Disclosure Schedule are descriptions of all claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before or by any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, and, in the case of any such claims for damages, seek damages in excess of $250,000, other than claims, actions, suits, proceedings or investigations covered by one or more insurance policies as to which the insurer or insurers have indicated their intentions in writing to defend and pay in the aggregate damages up to the amount claimed ("COMPANY LITIGATION"). Except as set forth in Section 2.10 of the Company Disclosure Schedule, no such Company Litigation would have a Material Adverse Effect if the plaintiff were to prevail with respect to any of its claims.

                  SECTION 2.11 Employment Agreements; Change in Control Payments. Except as set forth in Section 2.11 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any written or oral employment or consulting contract or other contract for services involving a payment of more than $50,000 annually and that is not terminable without a cost to the Company of more than $50,000 or at will. Except as set forth in Section 2.11 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any plans, programs or agreements to which they are parties, or to which they are subject, pursuant to which payments in excess of $50,000 (or acceleration of material benefits) may be required upon, or may become payable directly or indirectly as a result of, the transactions contemplated by this Agreement or a change of control of the Company.

                  SECTION 2.12 Employee Benefit Plans. Except as set forth in
Section 2.12 of the Company Disclosure Schedule, the Company has no employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any material employee welfare plans (as defined in Section 3(1) of ERISA), or any material bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or similar fringe or employee benefit plans, programs or arrangements (collectively, the "COMPANY EMPLOYEE PLANS"). The Company has delivered to Parent (i) a copy of each Company Employee Plan and each amendment thereto, (ii) annual reports and actuarial reports filed with respect to each Company Employee Plan since December 31, 1993, (iii) summary plan descriptions and other communications to employees relating to each Company Employee Benefit Plan; (iv) all trust agreements and other similar documents or agreements relating to the organization of any such Company Employee Plan and all separate financial statements of such Company Employee Plan; and (v) all letters from the IRS approving or confirming the tax-exempt status of any such Company Employee Plan. Except in each case as set forth in Section 2.12 of the Company Disclosure Schedule or where the liability does not have a Material Adverse Effect, (i) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plans which would result in liability of the Company or any of its subsidiaries;
(ii) all Company Employee Plans are in substantial compliance with the requirements prescribed by applicable Laws (including ERISA and the Code), currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Pension Benefit Guaranty Corporation (the "PBGC"), Internal Revenue Service (the "IRS") or Secretary of the Treasury), and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans;
(iii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (iv) all contributions required to be made to any Company Employee Plan pursuant to Section 412 of the Code, or the terms of the Company Employee Plan or any collective bargaining agreement, have been made on or before their due dates; (v) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30-day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (vi) no withdrawal (including a partial withdrawal) has occurred with respect to any multiemployer plan within the meaning set forth in Section 3(37) of ERISA resulting in withdrawal liability for the Company or any of its subsidiaries;
(vii) neither the Company nor any of its subsidiaries has incurred any material liability under Title IV of ERISA (other than liability for premium payments to the PBGC, and contributions not in default to the respective plans, arising in the ordinary course); (viii) the PBGC has not instituted any termination proceedings with respect to any Company Employee Plan, and no material risk of such proceedings being instituted exists; (ix) each Company Employee Plan subject to Title IV of ERISA is adequately funded to meet accrued benefit obligations; and (x) no immediate vesting or acceleration of any rights or the payment of any benefits will occur under any Company Employee Plan as a result of the consummation of the transactions contemplated by this Agreement.

                  SECTION 2.13 Labor Matters. Except as set forth in Section
2.13 of the Company Disclosure Schedule: (i) there are no claims or proceedings pending or, to the knowledge of the Company, threatened, between the Company or any of its subsidiaries and any of their respective employees, including, without limitation, charges of unfair labor practices pending before the National Labor Relations Board; (ii) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any of its subsidiaries, and the Company does not know of any activities or proceedings of any labor union to organize any such employees; (iii) the Company has no knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries; and (iv) the Company is in compliance with all applicable labor laws, rules, regulations and orders, except where the failure to so comply does not have a Material Adverse Effect.

                  SECTION 2.14 Registration Statement; Joint Proxy Statement/Prospectus. The information supplied by the Company for inclusion or incorporation by reference in the Registration Statement (as defined in Section 3.12) shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements included therein not misleading. The information supplied by the Company for inclusion or incorporation by reference in the joint proxy statement/prospectus to be sent to the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider the Merger (the "COMPANY STOCKHOLDERS' MEETING") and to be sent to the stockholders of Parent in connection with the meeting of the stockholders of Parent to consider the Merger (the "PARENT STOCKHOLDERS' MEETING," and together with the Company Stockholder Meeting, the "STOCKHOLDERS' MEETINGS") (such joint proxy statement/prospectus as amended or supplemented is referred to herein as the "JOINT PROXY STATEMENT/PROSPECTUS"), will not, on the date the Joint Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Stockholders' Meetings, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which is required to be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, the Company shall promptly inform Parent and Merger Sub. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained or incorporated by reference in any of the foregoing documents.

                  SECTION 2.15 Title to Property. Except as set forth in Section
2.15 of the Company Disclosure Schedule, the Company and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all Liens, except Liens for taxes not yet due and payable and such Liens or other imperfections of title, which do not have a Material Adverse Effect; and all leases pursuant to which the Company or any of its subsidiaries lease from others real or personal property are in good standing, valid, effective and enforceable in accordance with their respective terms, and there is not under any of such leases any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or, to the knowledge of the Company, by other party or parties to such leases, except where the lack of such good standing, validity, effectiveness or enforceability or the existence of such default or event of default does not have a Material Adverse Effect.

                  SECTION 2.16 Taxes.

                  (a) For purposes of this Agreement, "TAX" or "TAXES" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "TAX RETURNS" shall mean returns, reports and information statements with respect to Taxes required to be filed with the IRS or any other federal, foreign, state or provincial taxing authority, domestic or foreign, including, without limitation, consolidated, combined, unitary and estimated tax returns.

                  (b) Other than as disclosed in Section 2.16(b) of the Company Disclosure Schedule, (i) the Company and each of its subsidiaries have filed all Tax Returns required to be filed by it or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect do not have a Material Adverse Effect; (ii) all Tax Returns filed by the Company and each of its subsidiaries are complete and accurate except to the extent that such failure to be complete and accurate would not have a Material Adverse Effect; (iii) the Company and each of its subsidiaries have paid (or the Company has paid on the subsidiaries' behalf) all Taxes shown as due on such returns (and all Taxes required to be paid whether or not shown as due on such returns, except to the extent that the failure to pay unreported Taxes does not have a Material Adverse Effect), and the most recent financial statements contained in the Company SEC Reports reflect an adequate reserve, in accordance with GAAP, for all Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements; (iv) no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that are not adequately reserved for, except for deficiencies that do not have a Material Adverse Effect, and no requests for waivers of the time to assess any such Taxes have been granted or are pending; (v) the Company has made adequate provisions in the Company's books and records for Taxes with respect to its current taxable year;
(vi) the statute of limitations for the assessment of federal and state income taxes has expired for taxable years prior to the fiscal year ended December 31, 1994 for all material state and consolidated federal income tax return of the Company or any subsidiary of the consolidated group that includes the Company, and there is no claim or assessment pending against the Company or any of its subsidiaries for any alleged deficiency in Taxes (except for assessments assessed prior to the date payment is required); (vii) to the knowledge of the Company, there is no audit or investigation currently being conducted that could cause the Company or any of its subsidiaries to be liable for any taxes and there are no agreements in effect to extend the period of limitations for the assessment or collection of any tax for which the Company or any of its subsidiaries may be liable; and (viii) the Company is not a party to any agreement that would require it or Parent to make any excess parachute payment pursuant to Section 280G of the Code.


                  SECTION 2.17 Environmental Matters. Except as set forth in
Section 2.17 of the Company Disclosure Schedule or as do not have a Material Adverse Effect, the Company and its subsidiaries: (i) have obtained all Approvals which are required to be obtained under applicable federal, state, foreign or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("ENVIRONMENTAL LAWS") by the Company or any of its subsidiaries (or their respective agents); (ii) are in compliance with terms and conditions of such required Approvals; and (iii) have not received notice of any past or present violation of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with Environmental Laws or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against the Company or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste.

                  SECTION 2.18 Intellectual Property.

                  (a) Set forth on Section 2.18 of the Company Disclosure Schedule are descriptions of all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how and tangible or intangible proprietary information or material that are material to the business of the Company and its subsidiaries as currently conducted by the Company or any of its subsidiaries (the "COMPANY INTELLECTUAL PROPERTY RIGHTS"). The Company, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all Company Intellectual Property Rights.

                  (b) Either the Company or one of its subsidiaries is the owner of, or the licensee of, with all right, title and interest in and to (free and clear of any Liens), the Company Intellectual Property Rights; in the case of Company Intellectual Property Rights owned by the Company or any of its subsidiaries, has the right to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used; and in the case of Company Intellectual Property Rights licensed by the Company, the licenses thereof are valid, binding and enforceable in accordance with their terms, and no default or event of default (or any event that, with the giving of notice or passage or time, or both, would result in a default or event of default) by the Company or any of its subsidiaries or, to the knowledge of the Company, by any other party or parties exists under such licenses. Except as set forth in Section 2.18(b) of the Company Disclosure Schedule or as do not have a Material Adverse Effect, no claims with respect to the Company Intellectual Property Rights have been asserted or, to the knowledge of the Company, are threatened by any person (i) to the effect that the manufacture, sale, license, or use of any product of the Company or any of its subsidiaries as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or license by the Company or any of its subsidiaries infringes on any copyright, patent, trademark, service mark or trade secret, (ii) against the use by the Company or any of its subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company and its subsidiaries as currently conducted, or (iii) challenging the ownership by the Company or any of its subsidiaries or the validity of any of the Company Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company or any of its subsidiaries are valid and subsisting, except to the extent that any such failure to be valid and subsisting do not have a Material Adverse Effect. Except as set forth in Section 2.18(b) of the Company Disclosure Schedule, to the knowledge of the Company, there is no currently unauthorized use, infringement or misappropriation of any of the Company Intellectual

Property Rights by any third party, including any employee or former employee of the Company or any of its subsidiaries. No Company Intellectual Property Right or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company or any of its subsidiaries, except to the extent that any such restrictions do not have a Material Adverse Effect.

                  SECTION 2.19 Certain Distribution Agreements. Except as set forth in Section 2.19 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any material agreement (other than distribution agreements) under which the Company or any of its subsidiaries is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market. For purposes of this Section 2.19 and Section 3.17, a material agreement shall mean any agreement required to be filed with the SEC pursuant to Item 601 of Regulation S-K promulgated under the Exchange Act.

                  SECTION 2.20 Interested Party Transactions. Except as set forth in Section 2.20 of the Company Disclosure Schedule, no event has occurred, since the date of the Company's proxy statement dated June 27, 1996, that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

                  SECTION 2.21 Insurance. The Company maintains fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies with reputable insurance carriers, which are in character and amount substantially similar to that carried by entities engaged in a similar business and subject to the same or similar perils or hazards, except as would not reasonably be expected to have a Material Adverse Effect.

                  SECTION 2.22 Pooling Matters. Neither the Company nor, to the knowledge of the Company, any of its affiliates, has taken or agreed to take any action that would affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

                  SECTION 2.23 Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of the Company's financial advisor, Smith Barney Inc., to the effect that, as of the date of this Agreement, the Exchange Ratio set forth herein is fair to the holders of Shares from a financial point of view.

                  SECTION 2.24 Brokers. Except as set forth in Section 2.24 of the Company Disclosure Schedule, no broker, finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its subsidiaries or affiliates. The fees and expenses of the entities listed on Section 2.24 of the Company Disclosure Schedule will be paid by the Company.

                  SECTION 2.25 Customers and Suppliers. Section 2.25 of the Company Disclosure Schedule sets forth the Company's ten largest customers and suppliers by amounts paid to or by the Company, as the case may be, in the Company's fiscal year ended March 31, 1997.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND MERGER SUB

                  Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

                  SECTION 3.1 Organization and Qualification; Subsidiaries. Each of Parent and each of its subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority or Approvals does not have a Material Adverse Effect. Each of Parent and each of its subsidiaries is duly qualified or licensed as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not have a Material Adverse Effect. Except as set forth in Section 3.1 of the written disclosure schedule delivered on or prior to the date hereof by Parent to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III (the "PARENT DISCLOSURE SCHEDULE"), substantially all of the business and operations of Parent and its subsidiaries are conducted through, and substantially all of the properties and assets of Parent and its subsidiaries are owned by, Parent and its subsidiaries.

                  SECTION 3.2 Certificates of Incorporation and By-Laws. Parent has heretofore furnished to the Company complete and correct copies of Parent's and Merger Sub's Certificates of Incorporation and By-Laws, as most recently restated and subsequently amended to date.

                  SECTION 3.3 Capitalization.

                  (a) The authorized capital stock of Parent consists of (i) 100,000,000 shares of Parent Common Stock and (ii) 5,000,000 shares of preferred stock, $0.01 par value per share, none of which is issued and outstanding and none of which is held in treasury. As of July 1, 1997, (i) 28,587,573 shares of Parent Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares were held in treasury, (ii) no shares of Parent Common Stock were held by subsidiaries of Parent, and (iii) 3,469,854 shares of Parent Common Stock were reserved for future issuance under Parent's stock option and employee stock purchase plans. Except as set forth in this Section 3.3 or in Section 3.3(a) of the Parent Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Parent or any of its subsidiaries. Except as disclosed in Section 3.3(a) of the Parent Disclosure Schedule, there are no obligations, contingent or otherwise, of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution, guaranty or otherwise) in any such subsidiary or any other entity. Except as set forth in Section 3.3(a) of the Parent Disclosure Schedule, all of the outstanding shares of capital stock of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by Parent or a subsidiary of Parent free and clear of all Liens.

                  (b) As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $.10 par value per share, of which 100 shares are issued and outstanding. All the outstanding shares of capital stock of Merger Sub are owned by Parent, free and clear of all Liens.

                  SECTION 3.4 Authority Relative to this Agreement. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by the requisite corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub (other than the approval of the issuance of Parent Common Stock in the Merger by the affirmative vote of the holders of a majority of the voting power of the shares of Parent Common Stock present in person, or represented by proxy, and entitled to vote thereon at the meeting of holders of Parent Common Stock to be called therefor, provided that the shares so present or represented constitute a majority of the outstanding shares of Parent Common Stock) are necessary to authorize this Agreement or to consummate the transactions contemplated thereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against each of them in accordance with its terms, except as such enforceability may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, arrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including, without limitation, court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including, without limitation, specific performance and injunctive relief, and (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

                  SECTION 3.5 No Conflict, Required Filings and Consents.

                  (a) The Parent Disclosure Schedule lists each material agreement, contract or other instrument (including all amendments thereto) to which Parent or any of its subsidiaries is a party or by which any of them is bound and which would be required pursuant to the Exchange Act and the rules and regulations thereunder to be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K. Parent has made available to the Company, on or prior to the date hereof true, correct and complete copies in all material respects of each such agreement, contract, instrument and amendment.

                  (b) Except as disclosed in Section 3.5(b) of the Parent Disclosure Schedule, (i) neither Parent nor any of its subsidiaries has breached, is in default under, or has received written notice of any breach of or default under, any of the agreements, contracts or other instruments referred to in Section 3.5(a), (ii) to the knowledge of Parent, no other party to any of the agreements, contracts or other instruments referred to in Section 3.5(a) has breached or is in default of any of its obligations thereunder, and (iii) each of the agreements, contracts and other instruments referred to in Section 3.5(a) is in full force and effect, except in each case for breaches, defaults or failures to be in full force and effect that do not have a Material Adverse Effect.

                  (c) Except as set forth in Section 3.5(c) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of Parent or Merger Sub, (ii) conflict with or violate any Laws applicable to Parent or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that do not have a Material Adverse Effect.

                  (d) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws, the pre-merger notification requirements of the HSR Act, the legal requirements of any foreign jurisdiction requiring notification in connection with the Merger and the transactions contemplated hereby and the filing and recordation of appropriate merger or other documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, either (A) would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay Parent or Merger Sub from performing their respective obligations under this Agreement, or (B) do not have a Material Adverse Effect.

                  SECTION 3.6 Compliance; Permits.

                  (a) Except as disclosed in Section 3.6(a) of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any Law applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except, in each case, for any such conflicts, defaults or violations which do not have a Material Adverse Effect.

                  (b) Except as disclosed in Section 3.6(b) of the Parent Disclosure Schedule, Parent and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of Parent and its subsidiaries taken as a whole as it is now being conducted (collectively, the "PARENT PERMITS"). Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to so comply does not result in a Material Adverse Effect.

                  SECTION 3.7 SEC Filings; Financial Statements.

                  (a) Parent has filed all forms, reports and documents required to be filed with the SEC and has made available to the Company copies of (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) its Quarterly Report on Form 10-Q for the period ended March 31, 1997, (iii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) since January 1, 1994, (iv) all other reports or registration statements filed by Parent with the SEC since January 1, 1994, and (v) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC pursuant to the requirements of the Securities Act or the Exchange Act ((i)-(v) collectively, the "PARENT SEC REPORTS"). Except as disclosed in Section 3.7 of the Parent Disclosure Schedule, the Parent SEC Reports (i) were prepared as to form in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a subsequent filing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows and stockholders equity for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.


                  SECTION 3.7A SEC Filings; Financial Statements - Monarch
                               Marking Systems, Inc.

                  (a) Monarch Marking Systems, Inc. ("MONARCH") has filed all forms, reports and documents required to be filed with the SEC and has made available to the Company copies of (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996, (iii) all other reports filed by Monarch with the SEC since January 1, 1994, and (iv) all amendments and supplements to all such reports filed by Monarch with the SEC pursuant to the requirements of the Securities Act or the Exchange Act ((i)-(iv) collectively, the "MONARCH SEC REPORTS"). Monarch has not prepared or filed with the SEC any proxy statements relating to any meetings of its stockholders since January 1, 1994, has not filed any registration statements with the SEC since January 1, 1994, and is not subject to the reporting requirements of the Exchange Act as of the date hereof. Except as disclosed in Section 3.7A of the Parent Disclosure Schedule, the Monarch SEC Reports (i) were prepared as to form in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a subsequent filing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Monarch SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the consolidated financial position of Monarch and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows and stockholders equity for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

                  SECTION 3.8 Absence of Certain Changes or Events. Except as set forth in Section 3.8(i) through Section 3.8(xii) of the Parent Disclosure Schedule since March 31, 1997, Parent has conducted its business in the ordinary course and there has not occurred: (i) any Material

Adverse Effect; (ii) any amendments or changes in the Certificate of Incorporation or By-Laws of Parent or similar organizational documents of its subsidiaries; (iii) any damage to, destruction or loss of any material asset of Parent or any of its subsidiaries (whether or not covered by insurance); (iv) any material change by Parent in its accounting methods, principles or practices; (v) any material revaluation by Parent of any of its or any of its subsidiaries' assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (vi) any sale, pledge, disposition of or encumbrance upon a material amount of assets of Parent or any of its subsidiaries (except (A) sales of assets in the ordinary course of business, (B) dispositions of obsolete or worthless assets, and (C) sales of immaterial assets not in excess of $1,000,000 in the aggregate); (vii) any dividend or distribution with respect to any capital stock of the Company; (viii) cancellation or notice of cancellation or surrender of any policy of insurance (which has not been cured by payment of the premium, purchase of an equivalent policy, or otherwise) relating to or affecting Parent's assets; (ix) any payment, discharge or satisfaction of any claim, lien, obligation, encumbrance or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due, matured or unmatured, liquidated or unliquidated, other than claims, liens, encumbrances or liabilities (A) that are reflected or reserved against in the Financial Statements or (B) that were incurred and paid, discharged or satisfied since such date in the ordinary course of business consistent with past practices; (x) any default on any material claim, liability or obligation; (xi) any prepayment, advance or other deposit made by customers of Parent with respect to products or services contracted for but not provided as of the date hereof or any other unearned income other than prepayments, advances or deposits consistent with past practices; or (xii) there has been no increase by more than $10,000 in the compensation of any of Parent's officers or employees who earn more than $100,000 annually or loans made by Parent to any of its stockholders, directors, officers or employees.


                  SECTION 3.9 No Undisclosed Liabilities.

                  (a) Except as is disclosed in Section 3.9 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (i) in the aggregate adequately provided for in Parent's balance sheet (including any related notes thereto) as of March 31, 1997 included in Parent's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 (the "PARENT BALANCE SHEET"), (ii) incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected on the Parent Balance Sheet, (iii) incurred since March 31, 1997, in the ordinary course of business, (iv) incurred in connection with this Agreement, or (v) which do not have a Material Adverse Effect.

                  (b) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date hereof and at the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

                  SECTION 3.10 Absence of Litigation. Set forth in Section 3.10 of the Parent Disclosure Schedule are descriptions of all claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before or by any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, and, in the case of any such claims for damages, seek damages in excess of $1,000,000, other than claims, actions, suits, proceedings or investigations covered by one or more insurance policies as to which the insurer or insurers have indicated their intentions in writing to defend and pay in the aggregate damages up to the amount claimed ("PARENT LITIGATION"). Except as set forth in
Section 3.10 of the Parent Disclosure Schedule, no such Parent Litigation would have a Material Adverse Effect if the Plaintiff were to prevail with respect to any of its claims.

                  SECTION 3.11 Labor Matters. Except as set forth in Section
3.11 of the Parent Disclosure Schedule: (i) there are no claims or proceedings pending or, to the knowledge of Parent, threatened, between Parent or any of its subsidiaries and any of their respective employees, which claims or proceedings would have a Material Adverse Effect; (ii) neither Parent nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or any of its subsidiaries, and Parent does not know of any activities or proceedings of any labor union to organize any such employees; (iii) Parent has no knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Parent or any of its subsidiaries; and (iv) Parent is in compliance with all applicable labor laws, rules, regulations and orders, except where the failure to so comply does not have a Material Adverse Effect.

                  SECTION 3.12 Registration Statement; Joint Proxy Statement/Prospectus. Subject to the accuracy of the representations of the Company in Section 2.13, the registration statement (the "REGISTRATION STATEMENT") pursuant to which Parent Common Stock to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements included therein not misleading. The information supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will not, on the date the Joint Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Stockholders' Meetings, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not false or misleading or shall omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the

Stockholders' Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which is required to be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Parent or Merger Sub shall promptly inform the Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company which is contained or incorporated by reference in any of the foregoing documents.

                  SECTION 3.13 Title to Property. Except as disclosed in Section
3.13 of the Parent Disclosure Schedule, Parent and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, which do not have a Material Adverse Effect; and all leases pursuant to which Parent or any of its subsidiaries lease from others real or personal property are in good standing, valid, effective and enforceable in accordance with their respective terms, and there is not under any of such leases any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by parent or, to the knowledge of Parent, by the other party or parties to such leases, except where the lack of such good standing, validity, effectiveness or enforceability or the existence of such default or event of default does not have a Material Adverse Effect.

                  SECTION 3.14 Taxes. Other than as disclosed in Section 3.14 of the Parent Disclosure Schedule, (i) Parent and each of its subsidiaries have filed all Tax Returns required to be filed by it or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect do not have a Material Adverse Effect; (ii) all Tax Returns filed by Parent and each of its subsidiaries are complete and accurate except to the extent that such failure to be complete and accurate does not have a Material Adverse Effect; (iii) Parent and each of its subsidiaries have paid (or Parent has paid on the subsidiaries' behalf) all Taxes shown as due on such returns (and all Taxes required to be paid whether or not shown as due on such returns, except to the extent that the failure to pay unreported Taxes does not have a material Adverse Effect), and the most recent financial statements contained in the Parent SEC Reports reflect an adequate reserve, in accordance with GAAP, for all Taxes payable by Parent and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements; (iv) no deficiencies for any Taxes have been proposed, asserted or assessed against Parent or any of its subsidiaries that are not adequately reserved for, except for deficiencies that do not have a Material Adverse Effect, and no requests for waivers of the time to assess any such Taxes have been granted or are pending; (v) the Parent has made adequate provisions in the Parent's books and records for Taxes with respect to its current taxable year;
(vi) the statute of limitations for the assessment of federal and state income taxes has expired for taxable years prior to January 1, 1992 for all material state and consolidated federal income tax returns of the Parent or any subsidiary of the consolidated group that includes Parent, and there is no claim or assessment pending against Parent or any of its subsidiaries for any alleged deficiency in Taxes (except for assessments assessed prior to the date payment is required); and (vii) to the knowledge of Parent there is no audit or investigation currently being conducted that could cause Parent or any of its subsidiaries to be liable for any Taxes and there are no agreements in effect to extend the period of limitations for the assessment or collection of any tax for which Parent or any of its subsidiaries may be liable, and (viii) Parent is not a party to any agreement that would require it to make any excess parachute payment pursuant to Section 280G of the Code.


                  SECTION 3.15 Environmental Matters. Except as set forth in
Section 3.15 of the Parent Disclosure Schedule, or as do not have a Material Adverse Effect, Parent and its subsidiaries: (i) have obtained all Approvals which are required to be obtained under applicable Environmental Laws by Parent or any of its subsidiaries (or their respective agents); (ii) are in compliance with terms and conditions of such required Approvals; and (iii) have not received notice of any past or present violation of Environmental Laws, or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with Environmental Laws or which would give rise to any common law or statutory liability or otherwise form the basis of any claim, action, suit or proceeding, against Parent or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste.

                  SECTION 3.16 Intellectual Property; Domestic.

                  (a) Set forth on Section 3.16 of the Parent Disclosure Schedule are descriptions of all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how and tangible or intangible proprietary information or material that are material to the business of Parent and its subsidiaries as currently conducted by Parent or any of its subsidiaries (the "PARENT INTELLECTUAL PROPERTY RIGHTS"). Parent or its subsidiaries, directly or indirectly, own, or are licensed or otherwise possess legally enforceable rights to use, all Parent Intellectual Property Rights.

                  (b) Except as set forth on Section 3.16 of the Parent Disclosure Schedule, either Parent or one of its subsidiaries is the owner of, or the licensee of, with all right, title and interest in and to (free and clear of any Liens), the Parent Intellectual Property Rights; in the case of the Parent Intellectual Property Rights owned by Parent or any of its subsidiaries, has the right to the use thereof or the material covered thereby in connection with the services or products in respect of which the Parent Intellectual Property Rights are being used; and in the case of Parent Intellectual Property Rights licensed to Parent or any subsidiary, the licenses thereof are valid, binding and enforceable in accordance with their terms, and no default or event of default (or any event that, with the giving of notice or passage of time, or both, would result in a default or event of default) by Parent or any of its subsidiaries or, to the knowledge of Parent, by any other party or parties exists under such licenses. Except as set forth in Section 3.16(b) of the Parent Disclosure Schedule or as do not have a Material Adverse Effect, no claims with respect to the Parent Intellectual Property Rights have been asserted or, to the knowledge of Parent, are threatened by any person (i) to the effect that the manufacture, sale, license or use of any product of Parent or any of its subsidiaries as now manufactured, used, sold or licensed or proposed for manufacture, use, sale or license by Parent or any of its subsidiaries infringes on any copyright, patent, trademark, service mark or trade secret, (ii) against the use by Parent or any of its subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of Parent and its subsidiaries as currently conducted, or (iii) challenging the ownership by Parent or any of its subsidiaries or the validity of any of the Parent Intellectual Property Rights. All registered trademarks, service marks and copyrights held by Parent or any of its subsidiaries are valid and subsisting, except to the extent that any such failure to be valid and subsisting does not have a Material Adverse Effect. Except as set forth in Section 3.16(b) of the Parent Disclosure Schedule, to the knowledge of Parent, there is no currently unauthorized use, infringement or misappropriation of any of the Parent Intellectual Property Rights by any third party, including any employee or former employee of Parent or any of its subsidiaries. No Parent Intellectual Property Right or product of Parent or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Parent or any of its subsidiaries, except to the extent that any such restriction does not have a Material Adverse Effect.

                  SECTION 3.16A Intellectual Property; Foreign

                  (a) With respect to all foreign patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how and tangible or intangible proprietary information or material that are material to the business of Parent and its subsidiaries as currently conducted by Parent or any of its subsidiaries (the "FOREIGN INTELLECTUAL PROPERTY RIGHTS"), Parent or its subsidiaries, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all Foreign Intellectual Property Rights.

                  (b) No claims with respect to the Foreign Intellectual Property Rights have been asserted (except to the extent that any such claim does not have a Material Adverse Effect) or, to the knowledge of Parent, are threatened by any person (i) to the effect that the manufacture, sale, license or use of any product of Parent or any of its subsidiaries as now manufactured, used, sold or licensed or proposed for manufacture, use, sale or license by Parent or any of its subsidiaries infringes on any copyright, patent, trademark, service mark or trade secret, (ii) against the use by Parent or any of its subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of Parent. and its subsidiaries as currently conducted, or (iii) challenging the ownership by Parent or any of its subsidiaries or the validity of any of the Parent Foreign Intellectual Property Rights. All registered trademarks, service marks and copyrights held by Parent or any of its subsidiaries are valid and subsisting, except to the extent that any such failure to be valid and subsisting does not have a Material Adverse Effect. Except as set forth in Section 3.16A(b) of the Parent Disclosure Schedule, to the knowledge of Parent, there is no currently unauthorized use, infringement or misappropriation of any of the Foreign Intellectual Property Rights by any third party, including any employee or former employee of Parent or any of its subsidiaries. No Foreign Intellectual Property Rights or product of parent or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Parent or any of its subsidiaries, except to the extent that any such restriction does not have a Material Adverse Effect.


                  SECTION 3.17 Certain Distribution Agreements. Except as set forth in Section 3.17 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries has entered into any material agreement (other than distribution agreements) under which Parent or any of its subsidiaries is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

                  SECTION 3.18 Interested Party Transactions. Except as set forth in Section 3.18 of the Parent Disclosure Schedule, no event has occurred, since the date of Parent's proxy statement dated March 31, 1997, that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

                  SECTION 3.19 Insurance. Parent maintains fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies with reputable insurance carriers, which are in character and amount substantially similar to that carried by entities engaged in a similar business and subject to the same or similar perils or hazards, except as would not reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.20 Pooling Matters. Neither Parent nor, to the knowledge of Parent, any of its affiliates, has taken or agreed to take any action that would affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

                  SECTION 3.21 Opinion of Financial Advisor. The Board of Directors of Parent has received the opinion of Parent's financial advisor, Wheat First Butcher Singer, to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to Parent and Parent's stockholders from a financial point of view.

                  SECTION 3.22 Brokers. Except as set forth in Section 3.22 of the Parent Disclosure Schedule, no broker, finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub or any of their subsidiaries or affiliates. The fees and expenses of the entities listed on
Section 3.22 of the Parent Disclosure Schedule will be paid by Parent.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER


                  SECTION 4.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing and except as set forth in Section 4.1 of the Company Disclosure Schedule or as contemplated by this Agreement, the Company shall conduct its business, and shall cause the businesses of its subsidiaries to be conducted, only in the ordinary course of business; and the Company shall use all reasonable efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

                  (a) amend or otherwise change the Certificate of Incorporation or By-Laws of the Company or similar organizational documents of any of its subsidiaries;

                  (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any, class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company or any of its subsidiaries (except for (i) the issuance of shares of Company Common Stock issuable pursuant to Stock Options which were granted under the Company Stock Option Plans and are outstanding on the date hereof, (ii) grants of Stock Options under the Company Stock Option Plans for the purchase of a maximum of 25,000 shares of Company Common Stock in the aggregate to the individuals identified in Section 4.1(b) of the Company Disclosure Schedule and
(iii) the issuance of shares of Company Common Stock issuable pursuant to the Warrants);

                  (c) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly-owned subsidiary of the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of any of its subsidiaries, including, without limitation, shares of Company Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Company Common Stock, or provide that upon the exercise or conversion of any such option, warrant or right the holder thereof shall receive cash;

                  (d) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business, (ii) dispositions of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $250,000 in the aggregate);

                  (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) except in the ordinary course of business, incur or assume any Funded Debt (as defined below) not currently outstanding; (iii) except in the ordinary course of business, assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any person (other than the Company or any of its wholly-owned subsidiaries); (iv) except in the ordinary course of business, make any loans or advances to any person (other than the Company or any of its wholly-owned subsidiaries); (v) enter into or amend any material contract or agreement; (vi) authorize any capital expenditures or purchases of fixed assets in excess of $5 million in the aggregate for the Company and its subsidiaries taken as a whole; or (vii) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.1(e);

                  (f) (i) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or any of its subsidiaries who are not officers of the Company in the ordinary course of business; (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any of its subsidiaries; or (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law;

                  (g) except as may be required as a result of a change in law or in generally accepted accounting principles, take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

                  (h) make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations;

                  (i) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or incurred in the ordinary course of business; or

                  (j) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (i) above.

                  For purposes of this Section, "Funded Debt" means, without duplication, (i) all indebtedness for borrowed money or which has been incurred in connection with the acquisition of assets, in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), but excluding all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt to the extent the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (ii) all rentals payable under capitalized leases, and (iii) all guaranties of Funded Debt of others.

                  SECTION 4.2 No Solicitation.

                  (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, (i) solicit, initiate or encourage any inquiries or proposals regarding any merger, sale of substantial assets, sale of more than 1% of the outstanding shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company other than the Merger (any of the foregoing inquiries or proposals being referred to herein as an "ACQUISITION PROPOSAL"), (ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal or (iii) agree to, approve or recommend any Acquisition Proposal. Nothing contained in this Section 4.2(a) shall prevent the Board of Directors of the Company from considering, negotiating, discussing, approving and recommending to the stockholders of the Company a bona fide Acquisition Proposal not solicited in violation of this Agreement, provided the Board of Directors of the Company determines in good faith that it is required to do so in order to discharge properly its fiduciary duties. Nothing contained in this
Section 4.2 shall prohibit the Board of Directors of the Company from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer.

                  (b) Unless otherwise required under the applicable fiduciary duties of the directors of the Company, the Company shall promptly notify Parent after receipt of any Acquisition Proposal, or any material modification of or amendment to any Acquisition Proposal. Such notice to Parent shall indicate the name of the person making such Acquisition Proposal, the terms and conditions of such Acquisition Proposal, and whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in
Section 4.2(c), and the Company shall furnish Parent with copies of any written Acquisition Proposal and the contents of any communications in response thereto. The Company shall not waive any provisions of any "standstill" agreements between the Company and any party, except to the extent that such waiver is, as advised by counsel, required by the fiduciary duties of the directors of the Company.

                  (c) If the Board of Directors of the Company receives a request for nonpublic information by a person who makes, or indicates that it is considering making, a bona fide Acquisition Proposal, and the Board of Directors determines in good faith that it is required to cause the Company to act as provided in this Section 4.2(c) in order to discharge properly the directors' fiduciary duties, then, provided such person has executed a confidentiality agreement with the Company, the Company may provide such person with access to information regarding the Company.

                  SECTION 4.3 Conduct of Business by Parent Pending the Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent covenants and agrees that, unless the Company shall otherwise agree in writing and except as set forth in Section 4.3 of the Parent Disclosure Schedule or as contemplated by this Agreement, Parent shall conduct its business, and cause the businesses of its subsidiaries to be conducted, only in the ordinary course of business; and Parent shall use all reasonable efforts to preserve substantially intact the business organization of Parent and its subsidiaries, to keep available all services of the present officers, employees and consultants of Parent and its subsidiaries and to preserve the present relationships of Parent and its subsidiaries with customers, suppliers and other persons with which Parent or any of its subsidiaries has significant business relations. By way of amplification and not limitation, neither Parent nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company which shall not be unreasonably withheld:

                  (a) amend or otherwise change the Certificate of Incorporation or By-Laws of Parent or similar organizational documents of any of its subsidiaries;

                  (b) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, other than regular stock dividends consistent with past practice and except that a wholly-owned subsidiary of Parent may declare and pay a dividend to its parent; or

                  (c) take, or agree in writing or otherwise to take, any of the actions described in 4.3(a) and (b).

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  SECTION 5.1 HSR Act; Etc. As promptly as practicable after the date of the execution of this Agreement, the Company and Parent shall file notifications under and in accordance with the HSR Act and the legal requirements of any foreign jurisdictions requiring notification in connection with the Merger and the transactions contemplated hereby. The Company and Parent shall respond as promptly as practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "ANTITRUST DIVISION") for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority (foreign or domestic) in connection with antitrust matters and shall otherwise use their best efforts to cause the waiting period thereunder to expire or be terminated.

                  SECTION 5.2 Joint Proxy Statement/Prospectus; Registration Statement. As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the SEC preliminary proxy materials which shall constitute the Joint Proxy Statement/Prospectus and the Registration Statement of Parent with respect to Parent Common Stock to be issued in connection with the Merger. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and Parent of all information required to be contained therein, the Company and Parent shall file with the SEC a combined proxy and Registration Statement on Form S-4 (or on such other form as shall be appropriate) relating to the adoption of this Agreement and approval of the transactions contemplated hereby by the stockholders of the Company and the approval by the stockholders of Parent of the issuance of Parent Company Stock in the Merger pursuant to this Agreement, and shall use all reasonable efforts to cause the Registration Statement to become effective and to mail the Joint Proxy Statement/Prospectus to their respective stockholders, as soon thereafter as practicable.

                  SECTION 5.3 Stockholders Meetings. Unless otherwise required under the applicable fiduciary duties of the respective directors of the Company and Parent, the Company and Parent shall call and hold their respective Stockholders' Meetings as promptly as practicable and in accordance with applicable laws for the purpose of voting upon the approval of the Merger and the adoption of the Merger Agreement, in the case of the Company's stockholders, and the issuance of Parent Common Stock, in the case of Parent's stockholders, and Parent and the Company shall use their best efforts to hold the Stockholders' Meetings on the same day and as soon as practicable after the date on which the Registration Statement becomes effective. Unless otherwise required under the applicable fiduciary duties of the respective directors of the Company and Parent, as determined by such directors in good faith after consultation with and based upon the advice of their respective outside legal counsel, the Company and Parent shall (i) recommend approval of the transactions contemplated by this Agreement by the stockholders of the Company and Parent, respectively, and include in the Joint Proxy Statement/Prospectus such recommendation and (ii) use all reasonable efforts to solicit from their respective stockholders proxies in favor of adoption of this Agreement and approval of the transactions contemplated hereby or approval of the issuance of Parent Common Stock in the Merger pursuant to this Agreement, as the case may be, and shall take all other action necessary or advisable to secure the vote or consent of stockholders to obtain such approvals.

                  SECTION 5.4 Access to Information; Confidentiality. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Company and Parent shall each (and shall cause each of their respective subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company and Parent each shall (and shall cause each of their respective subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either Parent or the Company may reasonably request. Each party shall keep such information confidential in accordance with the terms of the confidentiality letters between Parent and the Company, dated April 3, 1997 and July 8, 1997 (the "CONFIDENTIALITY LETTERS").

                  SECTION 5.5 Consents; Approvals. The Company, Parent and Merger Sub shall each use all reasonable efforts to obtain all consents (including those referred to in Section 6.1(h)), waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company, Parent and Merger Sub shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by each of them and the consummation by them of the transactions contemplated hereby, in each case as promptly as practicable. The Company, Parent and Merger Sub shall furnish promptly all information required to be included in the Joint Proxy Statement/ Prospectus and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement.

                  SECTION 5.6 Agreements with Respect to Affiliates. Each of Parent and the Company shall deliver to the other, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the "AFFILIATE LETTERS") identifying all persons who are, at the time of the Parent Stockholders' Meeting or the Company Stockholders' Meeting, as the case may be, "affiliates" of Parent or the Company, respectively, for purposes of Rule 145 under the Securities Act ("RULE 145"). Each of Parent and the Company shall use its best efforts to cause each person who is identified as an "affiliate" in its Affiliate Letter to deliver, on or before the date which is 30 days prior to the Effective Time, a written agreement (an "AFFILIATE AGREEMENT") in connection with restrictions on affiliates under Rule 145 and pooling of interests accounting treatment, in substantially the form of Exhibit 5.6.

                  SECTION 5.7 Indemnification and Insurance.

                  (a) The By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the By-Laws of the Company on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

                  (b) The Company shall, to the fullest extent permitted under applicable law or under the Company's Certificate of Incorporation or By-Laws and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-Laws as in effect at the Effective Time, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company's Certificate of Incorporation or By-Laws or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the date hereof.

                  (c) Parent and the Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements with the Company's directors and officers existing at or before the date hereof.

                  (d) For a period of six years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been made available to Parent) on terms comparable to those now applicable to directors and officers of the Company.

                  (e) This Section shall survive the consummation of the Merger, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of Parent and the Surviving Corporation and shall be enforceable by the Indemnified Parties.

                  SECTION 5.8 Employment and Benefit Matters. For a period of not less than one (1) year following the Effective Time, Parent and the Surviving Corporation shall cause the employees of the Surviving Corporation to continue to participate in such employee benefit plans and programs in which they participated immediately prior to the Effective Time while employed by the Company, or, to the extent such continued participation is not practicable (i.e., where benefits are based on Company Common Stock), then such employees shall be eligible to participate in such comparable plans or programs of the Parent. To the extent that service is relevant for purposes of eligibility, participation, vesting or benefit accrual under any such employee benefit plan or program, employees of the Surviving Corporation shall be credited for service accrued or deemed accrued with the Company prior to the Effective Time, provided, however, that such crediting of service does not result in the duplication of benefits or any unintended windfall with respect to the accrual of benefits.

                  SECTION 5.9 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to become materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided, further, that failure to give such notice shall not be treated as a breach of covenant for the purposes of Section 6.2(b) or 6.3(b) unless the failure to give such notice results in material prejudice to the other party.

                  SECTION 5.10 Further Action/Tax Treatment. Upon the terms and subject to the conditions hereof each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. Each of Parent, Merger Sub and the Company shall use its best efforts to cause the Merger to qualify, and will not (both before and after consummation of the Merger) take any actions which to its knowledge would reasonably be expected to prevent the Merger from qualifying, as a reorganization under the provisions of Section 368 of the Code.

                  SECTION 5.11 Public Announcements. Parent and the Company shall consult with each other before issuing any press release and shall not issue any press release or make any public statement with respect to the Merger or this Agreement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of outside counsel be required by law or the rules and regulations of the New York Stock Exchange or the Nasdaq Stock Market, as the case may be (in which case the disclosing party will use its best efforts to advise the other party prior to making the disclosure).

                  SECTION 5.12 Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes (collectively, the "TRANSFER TAXES") which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed at or before the Effective Time. Parent or the Surviving Corporation shall pay all Transfer Taxes imposed in connection with the transactions contemplated hereby.

                  SECTION 5.13 Accountants' Letters. Upon reasonable notice from the other, the Company and Parent shall use their respective best efforts to cause KPMG Peat Marwick LLP or Arthur Andersen LLP, respectively, to deliver to Parent or the Company, as the case may be, a letter, dated within two business days of the Effective Date of the Registration Statement covering such matters as are requested by Parent or the Company, as the case may be, and as are customarily addressed in accountants' "comfort" letters. In connection with Parent's efforts to obtain such letter, if requested by Arthur Andersen LLP, the Company shall provide a representation letter to Arthur Andersen LLP complying with the statement on Auditing Standards No. 72 ("SAS 72"), if then required. In connection with the Company's efforts to obtain such letter, if requested by KPMG Peat Marwick LLP, Parent shall provide a representation letter to KPMG Peat Marwick LLP complying with SAS 72, if then required.

                  SECTION 5.14 Pooling Accounting Treatment. Each of Parent and the Company agrees not to take any action that to its knowledge would reasonably be expected to adversely affect the ability of Parent to treat the Merger as a pooling of interests, and each of Parent and the Company agrees to take such action as may be reasonably required to negate the impact of any past actions which to its knowledge could reasonably be expected to adversely impact the ability of Parent to treat the Merger as a pooling of interests.

                  SECTION 5.15 Company Listing. The Company shall use its best efforts to continue the listing of the Company Common Stock on the Nasdaq Stock Market during the term of this Agreement.

                  SECTION 5.16 Listing of Parent Shares. Parent shall use its best efforts to cause Parent Shares to be issued in the Merger to be approved for listing, upon official notice of issuance, on the New York Stock Exchange.

                  SECTION 5.17 Guarantee of Merger Sub Obligations. Parent guarantees the full and punctual performance by Merger Sub of all the obligations hereunder of Merger Sub.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

                  SECTION 6.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Joint Proxy Statement/Prospectus shall have been initiated or threatened by the SEC.

                  (b) Stockholder Approval. The Merger shall have been approved and this Agreement shall have been adopted by the requisite vote of the stockholders of the Company and the issuance of shares of Parent Common Stock in the Merger pursuant to this Agreement shall have been approved by the requisite vote of the stockholders of Parent.

                  (c) HSR Act, Etc. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and any requirements of other foreign jurisdictions applicable to the consummation of the Merger shall have been satisfied unless the failure of such requirements of other foreign jurisdictions to be satisfied do not have a Material Adverse Effect in respect of either the Company and its subsidiaries or Parent and its subsidiaries.

                  (d) Consents; Approvals. All consents, waivers, approvals, authorizations or orders of third parties to the consummation of the Merger and the other transactions contemplated hereby shall have been obtained, other than those which, if not obtained, do not have a Material Adverse Effect.

                  (e) No Injunctions or Restraints; Illegality. No statute, rule, regulation, executive order, decree, ruling, temporary restraining order, preliminary or permanent injunction or other order shall have been enacted, entered, promulgated, enforced or issued by any court or governmental authority of competent jurisdiction or shall otherwise be in effect which prohibits, restrains, enjoins or restricts the consummation of the Merger.

                  (f) Blue Sky Laws. All material permits and other authorizations necessary under the Blue Sky Laws to issue shares of Parent Common Stock pursuant to the Merger shall have been obtained.

                  (g) New York Stock Exchange Listing. The Parent Shares to be issued in the Merger shall have been approved upon official notice of issuance for listing on the New York Stock Exchange.

                  (h) Bank Consents. Parent shall have received (i) the consent to the Merger of the Lenders (or waivers by such Lenders of any default arising from the Merger) under the Credit Agreement, dated as of March 3, 1997, among Parent as Borrower, and the Initial Lenders, Initial Issuing Bank and Swing Line Bank named therein as Initial Lenders, Initial Issuing Bank and Swing Line Bank, and Fleet Bank, N.A., as Administrative Agent, and (ii) the consent to the Merger of Wachovia Bank, N.A. ("Wachovia") (or the waiver by Wachovia of any default arising from the Merger) under the Reimbursement and Security Agreement, dated as of May 1, 1996, between Parent and Wachovia (as successor by merger to Wachovia Bank of Georgia, N.A.), copies of which agreements have been provided to the Company.


                  SECTION 6.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except for (i) changes contemplated by this Agreement, and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), with the same force and effect as if made at and as of the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer and the President of the Company.

                  (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer and the President of the Company.

                  (c) Corporate Documents. The Certificate of Incorporation and By-Laws of the Company shall have been amended in the form of Exhibits 6.2(c)-1 and 6.2(c)-2.

                  (d) Opinion of Counsel. Parent shall have received a written opinion of Morgan, Lewis & Bockius LLP, counsel to the Company, dated as of the Effective Time, and in form reasonably satisfactory to Parent.

                  (e) Opinion of Accountants. Parent shall have received an opinion of each of KPMG Peat Marwick LLP and Arthur Andersen LLP, independent certified public accountants, to the effect that the Merger qualifies for pooling of interests accounting treatment if consummated in accordance with this Agreement.

                  (f) Affiliate Agreements. Parent shall have received from each person who is identified in the Affiliate Letters as an "affiliate" of the Company, an Affiliate Agreement, and such

Affiliate Agreement shall be in full force and effect.

                  SECTION 6.3 Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for
(i) changes contemplated by this Agreement, and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer and the President of Parent.

                  (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer and the President of Parent.

                   (c) Opinion of Counsel. The Company shall have received a written opinion of Snow Becker Krauss P.C., counsel to Parent and Merger Sub, dated as of the Effective Time, and in form reasonably satisfactory to the Company.

                  (d) Opinion of Accountants. The Company shall have received a copy of the opinions referred to in Section 6.2(e) above.

                  (e) Affiliate Agreements. The Company shall have received from each person who is identified in the Affiliate Letters as an "affiliate" of Parent, an Affiliate Agreement, and such Affiliate Agreement shall be in full force and effect.


                                   ARTICLE VII

                                   TERMINATION

                  SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company or Parent:

                  (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

                  (b) by either Parent or the Company if the Merger shall not have been consummated by December 31, 1997 (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

                  (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party who has not complied with its obligations under Section 5.10 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action); or

                  (d) (i) by Parent, if the requisite vote of the stockholders of the Company shall not have been obtained at a duly held meeting of such stockholders or any adjournment thereof by December 31, 1997 or (ii) by the Company, if the requisite vote of the stockholders of Parent shall not have been obtained at a duly held meeting of such stockholders or any adjournment thereof by December 31, 1997; or

                  (e) by Parent or the Company, if: (i) the Board of Directors of the Company shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner materially adverse to Parent or shall have resolved to do so in accordance with Section 5.3; (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company an Alternative Transaction (as defined below); or (iii) a tender offer or exchange offer for 50% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or an affiliate of Parent) and the Board of Directors of the Company recommends that the stockholders of the Company tender their shares in such tender or exchange offer; or

                  (f) by the Company, if the Board of Directors of Parent shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner materially adverse to the Company or shall have resolved to do so in accordance with Section 5.3 hereof; or

                  (g) by the Company, if there has been (i) a material misrepresentation or breach of warranty in the representations and warranties made by Parent or Merger Sub, (ii) a material default in the performance of an agreement made by Parent or Merger Sub contained in Article IV or Article V or
(iii) an intentional material default by Parent with respect to Section 3.12, that in each such case cannot be cured at or prior to the Effective Time; or

                  (h) by Parent, if there has been (i) a material misrepresentation or breach of warranty in the representations and warranties made by the Company, (ii) a material default in the performance of an agreement made by the Company contained in Article IV or Article V or (iii) an intentional material default by the Company with respect to Section 2.14, that in each such case cannot be cured at or prior to the Effective Time.

                  As used herein, "Alternative Transaction" means any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than Parent or any of its subsidiaries or any affiliate of any thereof (a "THIRD PARTY") acquires or would acquire more than 50% of the outstanding Shares, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of the Company or any of its subsidiaries by a merger or other business combination (including any so-called "merger of equals" and whether or not the Company or any of its subsidiaries is the entity surviving any such merger or business combination) or (iii) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company and any entity surviving any merger or business combination including any of them) of the Company or any of its subsidiaries having a fair market value equal to more than 50% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction.

                  SECTION 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except as follows:

                  (i)    as set forth in Section 7.3 hereof; and

                  (ii) nothing herein shall relieve any party from liability for any breach of this Agreement occurring prior to termination; provided, however, that if for any reason the Company is required to pay to Parent the Fee pursuant to Section 7.3(b), the Company shall have no other liability to Parent or Merger Sub and shall be relieved of any and all other liabilities for any breach of this Agreement occurring prior to termination.

The Confidentiality Letters shall survive termination as set forth therein.

                  SECTION 7.3 Fees and Expenses.

                  (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

                  (b) The Company shall pay Parent a fee of $6,209,000 (the "FEE"), if:

                         (i) Parent or the Company terminates this Agreement pursuant to Section 7.1(e); or

                         (ii)  All of the following events have occurred:

                               (A) a bona fide Alternative Transaction is publicly commenced, publicly disclosed, publicly proposed or publicly communicated to the Company at any time on or after the date of this Agreement and on or prior to the date of the meeting of the stockholders of the Company referred to in Section 5.3 hereof (including the last date on which any adjourned session thereof is reconvened); and

                               (B) either Parent or the Company terminates this Agreement pursuant to Section 7.1(b) or Parent terminates this Agreement pursuant to Section 7.1(d)(i) if, in the case of termination under either such Section, the requisite vote for approval and adoption of the Merger Agreement by the stockholders of the Company shall not have been obtained by December 31, 1997; and

                               (C)     thereafter on or prior to the first
                                       anniversary of the date of termination,
                                       (x) such Alternative Transaction is
                                       consummated or (y) there is consummated
                                       any transaction, whether or not
                                       commenced, publicly disclosed, publicly
                                       proposed or communicated to the Company
                                       prior to such termination, that would
                                       constitute an Alternative Transaction; or

                         (iii) Parent terminates this Agreement pursuant to
                  Section 7.1(b) and the Merger shall have not been consummated by December 31, 1997 as a result of the failure of the Company to fulfill its obligations under this Agreement; or

                         (iv) Parent terminates this agreement pursuant to
                  Section 7.1(c) and the failure of the Company to comply with its obligations under Section 5.10 materially contributed to the issuance of any order, decree or ruling or the taking of any action referred to in such Section.

                  (c) The Fee payable pursuant to Section 7.3(b)(i) shall be paid within three business days after the first to occur of any of the events described therein. The Fee payable pursuant to Section 7.3(b)(ii) shall be paid within three business days following the consummation of any such Alternative Transaction. The Fee payable pursuant to Section 7.3(b)(iii) or 7.3(b)(iv) shall be paid within three business days after Parent shall have given its notice of termination. Notwithstanding the preceding sentences, in no event shall the Company be required to pay any such Fee to Parent if, immediately prior to the termination of this Agreement, Parent was in material breach of its obligations under this Agreement.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  SECTION 8.1 Effectiveness of Representations, Warranties and Agreements, Etc.

                  (a) Except as otherwise provided in this Section 8.1, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article I, Sections 5.7, 5.8, 5.10, 5.12 and 5.14 shall survive the Effective Time indefinitely and those set forth in Section 7.3 shall survive such termination (whether at the Effective Time or pursuant to Section 7.1) indefinitely. Nothing in this Section 8.1(a) shall relieve any party for any breach of any representation, warranty or agreement in this Agreement occurring prior to termination.

                  (b) Any disclosure made with reference to one or more Sections of the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed disclosed only with respect to such Section unless such disclosure is made in such a way as to make its relevance to the information called for by another Section of such schedule readily apparent in which case, such disclosure shall be deemed to have been included in such other Section, notwithstanding the omission of a cross reference thereto.

                  SECTION 8.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation of receipt, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

                  (a) If to Parent or Merger Sub:

                         PAXAR Corporation
                         105 Corporate Park Drive
                         White Plains, NY 10604

                         Telecopier No.: 914-697-6890
                         Telephone No.: 914-697-6800
                         Attention: Arthur Hershaft, Chairman and CEO

                      With a copy to:

                           Eric Honick
                           Snow Becker Krauss P.C.
                           605 Third Avenue
                           New York, NY 10158

                           Telecopier No.: 212-949-7042
                           Telephone No.: 212-455-0440

                  (b) If to the Company:

                           International Imaging Materials, Inc.
                           310 Commerce Drive
                           Amherst, NY 14228

                           Telecopier No.: 716-691-1133
                           Telephone No.: 716-691-6333, Ext. 447
                           Attention: John W. O'Leary, President and CEO

                      With a copy to:

                           Samuel B. Fortenbaugh III
                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, NY 10178

                           Telecopier No.: (212) 309-6273
                           Telephone No.: (212) 309-6000

                  SECTION 8.3 Certain Definitions. For purposes of this Agreement, the term:

                  (a) "affiliate" means a person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                  (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

                  (c) "business day" means any day other than a day on which banks in the State of New York are required or authorized to be closed;

                  (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                  (e) "generally accepted accounting principles" shall mean United States generally accepted accounting principles;

                  (f) "knowledge" of the Company or Parent, as the case may be, shall mean the actual knowledge of the executive officers of the Company or the executive officers of Parent, respectively, as such knowledge has been or reasonably should have been obtained in the normal conduct of business;

                  (g) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) (3) of the Exchange Act); and

                  (h) "subsidiary" or "subsidiaries" of the Company, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  SECTION 8.4 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 8.5 Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  SECTION 8.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

                  SECTION 8.8 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letters), both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                  SECTION 8.9 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any direct wholly-owned subsidiary of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder.

                  SECTION 8.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Section 5.7 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties) and Section
5.8 (which is intended to be for the benefit of the employees of the Surviving Corporation and may be enforced by such employees).

                  SECTION 8.11 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  SECTION 8.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (other than any conflicts of law rules which might result in the application of the laws of any other jurisdiction), except to the extent that the DGCL applies, in which case such law shall apply.

                  SECTION 8.13 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 8.14 Consent to Jurisdiction. Each of the parties hereto:

                         (a) consents to submit itself to the personal jurisdiction of (i) the United States District Court for the Southern District of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement to the extent such court would have subject matter jurisdiction with respect to such dispute and (ii) the Chancery or other Courts of the State of Delaware otherwise;

                         (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court;

                         (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any Court other than such courts;

                         (d) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to a party at its address set forth in Section 8.2 or at such other address of which a party shall have been notified pursuant thereto; and

                         (e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

                  IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                             PAXAR CORPORATION


                             By: _____________________________________________
                             Title: Chairman and Chief Executive Officer



                             RIBBON MANUFACTURING, INC.


                             By: _____________________________________________
                             Title: President


                             INTERNATIONAL IMAGING MATERIALS, INC.


                             By: _____________________________________________
                             Title: President and Chief Executive Officer

                                                                     EXHIBIT 5.6



                           FORM OF AFFILIATE AGREEMENT



                                                               ___________, 1997

International Imaging Materials, Inc.
310 Commerce Drive
Amherst, New York 14228

PAXAR Corporation
105 Corporate Park Drive
White Plains, New York 10604

Ladies and Gentlemen:

         The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of International Imaging Materials, Inc., a Delaware corporation (the "Company"), or PAXAR Corporation, a New York corporation ("Parent"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of July 15, 1997 (the "Agreement") among the Company, Parent, and Ribbon Manufacturing, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Merger Sub will be merged with and into the Company with the Company being the surviving corporation in the merger (the "Merger").

         As a result of the Merger, the undersigned will receive shares of Common Stock, par value $.10 per share, of Parent ("Parent Common Stock") in exchange for shares owned by the undersigned of Common Stock, par value $0.01 per share, of the Company ("Company Common Stock").

         The undersigned represents, warrants and covenants to Parent and the Company that as of the date the undersigned receives any Parent Common Stock as a result of the Merger:

         A. The undersigned shall not make any sale, transfer or other disposition of Parent Common Stock in violation of the Act or the Rules and Regulations.

         B. The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Parent Common Stock to the extent the undersigned felt necessary with the undersigned's counsel or counsel for the Company.

         C. The undersigned has been advised that the issuance of Parent Common Stock to the undersigned pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger is submitted for a vote of the stockholders of the Company, the undersigned may be deemed to be an affiliate of the Company, the undersigned may not sell, assign, transfer or otherwise dispose of any of the shares of Parent Common Stock issued to the undersigned in the Merger (nor may it acquire, issue or enter into any puts, calls, straddles, short-sales, spreads or similar transactions with respect to such shares) except (i) pursuant to an effective Registration Statement under the Act, (ii) in a transaction made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in a transaction which, in the opinion of counsel reasonably satisfactory to Parent, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, is otherwise exempt from registration under the Act.

         D. The undersigned understands that Parent is under no obligation to register the sale, transfer or other disposition of any Parent Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to enable such sale, transfer or other disposition by the undersigned in compliance with an exemption from such registration.

         E. The undersigned also understands that there will be placed on the certificates for the Parent Common Stock issued to the undersigned or any certificates issued in substitution thereof, a legend stating in substance:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND PAXAR CORPORATION A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF PAXAR CORPORATION.

         It is understood and agreed that the legend set forth above in this paragraph E shall be removed by delivery of substitute certificates without such legend if Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no-action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

         F. The undersigned understands that the Merger is intended to be accounted for using the "pooling-of-interests" method and that such treatment for accounting purposes is dependent upon the accuracy of certain of the representations and warranties, and the undersigned's compliance with certain of the covenants and agreements, set forth herein. Accordingly, the undersigned will not sell, transfer or otherwise dispose of the undersigned's interests in, engage in any put, call, short-sale, straddle, spread or other market transactions of any kind with respect to, or acquire or sell any options or other securities relating to securities of Parent or the Company that would be intended to reduce or hedge the undersigned's risk relative to, any shares of Parent Common Stock or Company Common Stock beneficially owned by the undersigned, during the period commencing on the 30th day prior to the effectiveness of the Merger and ending at such time as Parent publicly releases a report (the "Combined Financial Results Report") covering at least 30 days of combined operations of Parent and the Company after the Merger. The undersigned also understands that stop transfer instructions will be given to the transfer agents of Parent and the Company in order to prevent any breach of the covenants and agreements the undersigned makes in this Section F, although such stop transfer instructions will be promptly rescinded upon the publication of the Combined Financial Results Report.

         G. The undersigned further understands and agrees that the representations, warranties, covenants and agreements of the undersigned set forth herein are for the benefit of Parent and the Company and will be relied upon by such entities and their respective counsel and accountants.

         H. The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of Parent and the Company that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws.

         I. In the event of a sale or other disposition pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Exhibit A hereto. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any securities disposed of by it, but that upon receipt of such letter the transfer agent shall effectuate the transfer of the shares indicated as sold in the letter.

         Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

                                                         Very truly yours,


                                                         By:_________________
                                                         Name:

                                                                       EXHIBIT A
                                                                  To Exhibit 5.6


                                     [DATE]



PAXAR Corporation
105 Corporate Park Drive
White Plains, New York 10604

Attention: Secretary

Ladies and Gentlemen:

         On , 199_, I sold shares of common stock ("Common Stock") of PAXAR Corporation (the "Company") received by me in connection with the merger of Ribbon Manufacturing, Inc., a subsidiary of the Company, with and into International Imaging Materials, Inc.

         Based upon the most recent report or statement filed by the Company with the Securities and Exchange Commission, the shares of Common Stock sold by me were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

         I hereby represent that the above-described shares of Common Stock were sold in "brokers' transactions" within the meaning of Section 4(4) of the Act or in transactions directly with a "market maker" as that term is defined in Section (3)(a)(38) of the Securities Exchange Act of 1934, as amended. I further represent that I have not solicited or arranged for the solicitation of orders to buy the above-described shares of Common Stock, and that I have not made any payment in connection with the offer or sale of such shares to any person other than to the broker who executed the order in respect of such sale.

                                                 Very truly yours,